AMENDED AND RESTATED

                                 CODE OF ETHICS

                                     OF THE

                                OPPENHEIMER FUNDS

                            Dated as of March 1, 2000

       This Code of Ethics has been adopted by each of the investment companies for which OppenheimerFunds, Inc. ("OFI") or its subsidiaries acts as investment adviser (the "Oppenheimer funds"); by OFI and each of its subsidiaries; and also by OppenheimerFunds Distributor, Inc. ("OFDI"), the principal underwriter of the Oppenheimer funds, in compliance with Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of recommended investments and investment intentions of the Oppenheimer funds, other investment companies and other clients for which OFI or its affiliates act as adviser or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties and otherwise to deal with the type of conflict of interest situations to which the rule is addressed.

       In general, the fiduciary principles that govern personal investment activities reflect, at the minimum, the following: (1) the duty at all times to place the interests of Advisory Clients first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Advisory Client personnel should not take inappropriate advantage of their positions.

       1.     Important General Prohibitions

              The specific provisions and reporting requirements of this Code of Ethics are concerned primarily with those investment activities of a Covered Person (as defined below) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, both the Rule and this Code of Ethics prohibit any officer or director of an Advisory Client as well as any Affiliate (as defined below) from using information concerning the investment intentions of Advisory Clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any Advisory Client. Specifically, the Rule makes it unlawful for any such person, directly or indirectly in connection with the purchase or sale of a "security held or to be acquired" by any Advisory Client to:

               (i) employ any device, scheme or artifice to defraud such Advisory Client;

              (ii) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              (iii) engage in any act,  practice,  or course of  business  which operates or would operate as a fraud or deceit upon any such Advisory Client; or

               (iv) engage in any  manipulative  practice  with  respect to such
                    Advisory Client.

2.       Definitions - As used herein:


              "Advisory Client" means any Oppenheimer fund, other investment company or other client for which OFI or its affiliates act as adviser or sub-adviser.

              "Affiliate"  means any officer,  director,  trustee or employee of
              OFI, OFDI, Centennial Asset Management Corporation ("CAMC"), HarbourView Asset Management Corporation ("HarbourView") or Trinity Investment Management Corporation ("Trinity") as well as any persons who directly or indirectly control (as defined in the Act) their activities. It includes but is not limited to "Covered Persons," other than Independent Directors.

              "Beneficial Interest" means any interest by which an Affiliate or Covered Person, or any member of his or her immediate family (relative by blood or marriage) living in the same household, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security except such interests as a majority of the Independent Directors of the affected Oppenheimer fund(s) shall determine to be too remote for the purpose of this Code of Ethics.

              "Covered Persons" means, in addition to the officers and directors of OFI, OFDI, CAMC, HarbourView, Trinity and/or any of the Oppenheimer funds (1) any person who, in connection with his regular functions or duties, participates in the selection of, or regularly obtains information regarding, the Securities currently being purchased, sold or considered for purchase or sale by any Advisory Client, and who is also an employee of OFI, CAMC, HarbourView, Trinity or any other entity adopting this Code of Ethics or, for the purposes of Paragraph 5(j) solely, the Sub-Adviser; and (2) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

              "Independent Director" means any director or trustee of an investment company who is not an "interested person" of OFI, any of its parents or subsidiaries, or any of the Oppenheimer funds as defined by Section 2(a)(19) of the Act.

              "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

              "Investment Person" means (1) a Portfolio Manager, (2) a securities analyst or trader who provides information and advice to Portfolio Managers or who helps execute a Portfolio Manager's decisions, (3) any other person who, in connection with his/her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, and (4) any natural person in a control relationship to an Advisory Client or its investment adviser who obtains information concerning recommendations made to the Advisory Client with regard to the purchase or sale of Securities by the Advisory Client.

              "Oppenheimer fund" for purposes of this Code of Ethics means any investment company registered under the Investment Company Act for which OFI, CAMC, HarbourView, or Trinity is the investment adviser or sub-adviser.

              "Portfolio Manager" means an individual  entrusted with the direct
              responsibility   and  authority  to  make   investment   decisions
              affecting a particular Advisory Client.

              "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act of 1933.

              "Security" includes any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, and shares of any open-end mutual fund not traded on an exchange which is not affiliated with OFI or any affiliate of OFI. "High quality short-term debt instrument" shall mean an instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization (NRSRO).

              References to a "Security" in the Code of Ethics shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

              "Security Held or to be Acquired" by an Advisory Client means any Security which, within the most recent 15 days (1) is or has been held by the Advisory Client or (2) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client.

              A security is "being considered for purchase or sale" from the time an order is given by or on behalf of the Portfolio Manager to the order room of an Advisory Client until all orders with respect to that security are completed or withdrawn.

              "Sub-Adviser"   means  an  investment   adviser  that  acts  as  a
              sub-adviser to a portfolio advised by OFI or its affiliates.

       3.     Prohibited Transactions

              (a) No Affiliate or Independent Director may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that a decision to place an order for the purchase or sale of the same Security by an Advisory Client had been made or proposed.

              (b) No Covered Person may purchase or sell any Security in which he or she has or thereby acquires a Beneficial Interest with actual knowledge that, at the same time, such security is "being considered for purchase or sale" by an Advisory
                    Client or that such security is the subject of an outstanding purchase or sale order by an Advisory Client.

               (c) No Investment Person may purchase any Security in an Initial Public Offering.

              (d) No Investment Person may, without the express prior written approval of the Administrator of this Code of Ethics which shall set forth the rationale supporting such pre-approval, acquire any security in a Private Placement, and if a Private Placement security is acquired, such Investment Person must disclose that investment when he/she plays a part in an Advisory Client's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by Investment Persons who do not have an interest in the issuer and by the Administrator.

              (e) A Portfolio Manager may not purchase or sell any Security within seven (7) days before or after the purchase or sale of that Security by an Advisory Client of which he/she is a Portfolio Manager. Any profits realized with respect to such purchase or sale shall be disgorged.

              (f) An Investment Person may not purchase and sell or sell and purchase any Security within any sixty (60) day period, with the exception of the instruments listed in section 3(k) when used for bona fide hedging purposes and with prior approval of the Administrator of the Code of Ethics. Any profits realized on such prohibited trades shall be disgorged.

              (g) An Investment Person may not accept any gifts or anything else of more than a de-minimis value from any person or entity that does business with or on behalf of an Advisory Client.

              (h) A purchase or sale of a Security by an Investment Person that is otherwise permitted by this Code of Ethics may not be effected until the Investment Person first obtains written pre-clearance from the Administrator or the Administrator's designee and, if such pre-clearance is obtained from the Administrator's designee, a copy of the written pre-clearance is promptly received by the Administrator.

(i) No Investment Person may serve on the board of directors or trustees of a publicly-traded corporation or other business entity without the prior written approval of the Administrator.

(j) No Covered Person other than an Independent Director may sell a security short, except, with prior approval of the Administrator of the Code of Ethics, a short sale as a hedge against a long position in the same security.

(k) A Covered Person, with the exception of an Independent Director, may not purchase or sell options or futures, other than options and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security. When used as a bona fide hedge and with prior approval of the Administrator of the Code of Ethics, the instruments listed in this section 3(k) are not subject to the 60-day hold requirement of section 3(f).

       4.     Exempt Transactions

              Neither the prohibitions nor the reporting requirements of this Code apply to:

              (a) Purchases or sales of Securities for an account over which an Affiliate or Covered Person has no direct control and does not exercise indirect control.

               (b) Involuntary purchases or sales made by either an Affiliate or Covered Person or any Fund.

               (c)  Purchases   which   are  part  of  an   automatic   dividend
                    reinvestment plan.

              (d) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

              (e) Purchases or sales which receive the express written approval and pre-clearance of the Administrator of this Code of Ethics because the purchase or sale will not occasion the improper use of an Advisory Client's proprietary information or an abuse of the individual's position of trust and responsibility to an Advisory Client and because:

                    (i)    their potential harm to an Advisory Client is remote;

                    (ii) they would be unlikely to affect a highly institutional market; or

                    (iii)  they  are  clearly  not   related   economically   to
                           securities being considered for purchase or sale by an Advisory Client.

       5.     Reporting Requirements

(a) Within ten (10) days after the end of each calendar quarter, all Covered Persons shall make a written report to the Administrator of this Code of Ethics of all non-exempt securities transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any security and if no non-exempt transaction in a security occurred during the quarter, the written report shall so state.

                    However, a Covered Person shall not be considered in violation of this Code of Ethics for not making a quarterly report if all such information required by that report is contained in trade confirmations and account statements previously provided to the Administrator of this Code of Ethics for the time period covered by that quarterly report.

     (b) An Independent Director need only report non-exempt transactions (in which he or she has had a Beneficial Interest) in a Security (excluding, for purposes of this subparagraph (b), open-end mutual funds affiliated with OFI or any affiliate of OFI) which, at the time, such Director knew, or in the ordinary course of fulfilling his or her duties, should have known was purchased or sold or was being or had been considered for purchase or sale by an Advisory Client during the fifteen (15) day period immediately preceding or after the date of the Independent Director's transaction and if no non-exempt transaction in a security occurred during the quarter, the written report, if any, shall so state.

     (c) Transactions in an account identified to the Administrator of this Code of Ethics need not be otherwise reported if the Covered Person shall have authorized disclosure of all securities transactions in the account to the Administrator and furnished such Administrator copies of all confirmations and monthly statements pertaining to such account.

     (d) Such quarterly report must contain the following information with respect to each reportable transaction:


          (i) Name(s) in which the account is registered and the date the account was established;

          (ii) Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

          (iii)Title, number of shares, principal amount, interest rate and maturity (as applicable) of each security and the price at which the transaction was effected;

          (iv) Name of the broker, dealer or bank with or through whom the transaction was effected; and

          (v)  the date the report is submitted.

              (e) Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any security to which the report relates.

              (f) All Covered Persons other than Independent Directors shall arrange for copies of confirmations of all personal securities transactions and periodic statements of
                    securities   accounts   to   be   sent   directly   to   the
                    Administrator.

(g) All Covered Persons other than Independent Directors shall initially, within ten (10) days of becoming a Covered Person, and at least annually thereafter make a written holdings report to the Administrator of the Code of Ethics with the following information (such information, as to the annual report, must be current as of a date no more than 30 days before the report is submitted) :

          (i) Name(s) in which the account is registered and the date the account was established;

          (ii) Title, number of shares, principal amount, interest rate and maturity (as applicable) of each Security;

          (ii) Name of the broker, dealer or bank with whom the account is maintained; and

          (iv) the date the report is submitted.

              (h) All Covered Persons shall, at least annually, certify that they have read and understand the Code of Ethics and recognize that they are subject thereto.

              (i) All Covered Persons other than Independent Directors shall certify annually, that they have complied with the requirements of the Code of Ethics and that they have disclosed or reported all personal securities transactions and holdings required to be disclosed or reported pursuant thereto.

              (j) (1) The Sub-Adviser shall, within thirty (30) days after the end of each calendar quarter, submit a written report to the Administrator of the Code of Ethics setting forth all personal securities transactions by all Covered Persons employed by the Sub-Adviser which occurred within fifteen (15) days of a transaction in the same security by an Advisory Client advised by the Sub-Adviser; or

                    (2) Alternatively, where a Sub-Advisor for an Oppenheimer fund or portfolio thereof has adopted its own Code of Ethics which is acceptable to the Independent Directors of the Oppenheimer funds and which complies with the provisions of the Rule, then, if acceptable to the Board of Directors of the Oppenheimer fund involved:

               (i) the Sub-Adviser's Code of Ethics shall govern the activities of the Sub-Adviser and its access persons;

                            (ii) the Administrator of the Sub-Adviser's  Code of
                                 Ethics shall, within thirty (30) days of the end of each quarter, submit a report to the Board of Directors of each Oppenheimer fund of which it is a Sub-Adviser:

                                 (a) certifying that within the last quarter no violations of such Code of Ethics have occurred with respect to Covered Persons of the Oppenheimer funds affiliated with the Sub-Adviser; or

                                 (b) if any violations have occurred, a description of the violation, the identity of the individual(s) involved and the sanction, if any, imposed.

                            (iii)the Administrator of the Sub-Adviser's  Code of
                                 Ethics shall submit a report, at least annually, to the Board of Directors of each Oppenheimer fund sub-advised by Sub-Adviser, containing information similar to that provided by the Administrator of this Code of Ethics pursuant to Section 8(b)(x); and

                            (iv) the  Administrator of this Code of Ethics shall
                                 not have responsibility for overseeing the Code of Ethics of the Sub-Adviser but shall request, on behalf of the Board of Directors of the Oppenheimer funds, that Sub-Adviser submit the reports required by this Section 5(j).

       6.     Confidentiality of Advisory Client Transactions

              Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning the securities "being considered for purchase or sale" by any Advisory Client shall be kept confidential by all Covered Persons and disclosed by them only on a need to know basis in accordance with practices and policies developed and periodically reviewed for their continuing appropriateness by an officer of OFI designated for this purpose by its Chairman or President. Any questions regarding confidentiality are to be directed to the Administrator of this Code of Ethics or to OFI's General Counsel. It shall be the responsibility of the Administrator of this Code of Ethics to be familiar with such practices and policies and to report any inadequacy found by him to OFI and the directors of the Oppenheimer funds or any committee appointed by them to deal with such information.

       7.     Sanctions

              Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by OFI as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics and may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person except that sanctions for violation of this Code of Ethics by an Independent Director of an Oppenheimer fund will be determined by a majority vote of its other Independent Directors.

       8.     Administration and Construction

              (a) The administration of this Code of Ethics shall be the responsibility of a person nominated by OFI and approved by the Independent Directors of each of the Oppenheimer funds as the "Administrator" of this Code of Ethics.

              (b)   The duties of such Administrator will include:

               (i) Continuous maintenance of a current list of the names of all Covered Persons with an appropriate description of their title or employment;

                    (ii) Furnishing all Covered Persons a copy of this Code of Ethics and initially and periodically informing them of their duties and obligations thereunder;

               (iii)Designating,  as desired,  appropriate  personnel  to review
                    transaction  and  holdings  reports   submitted  by  Covered
                    Persons;

               (iv) Maintaining  or supervising  the  maintenance of all records required by the Code of Ethics;

                    (v) Preparing listings of all transactions effected by any Covered Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

                    (vi) Determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(e) of this Code of Ethics;

                    (vii) Issuing either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics.

                    (viii) Conducting such inspections or investigations, including scrutiny of the listings referred to in the subparagraph (v) above, as shall reasonably be required to detect and report, with his/her recommendations, any apparent violations of this Code of Ethics to OFI and to the directors of the affected Oppenheimer funds or any committee appointed by them to deal with such information;

                    (ix) Submitting a quarterly report to the Board of Directors of each Oppenheimer fund potentially affected, containing a description of any violation and the sanction imposed; transactions which suggest the possibility of a violation; interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

               (x) Submitting a written report at least annually to the Board of Directors or Trustees of each Oppenheimer fund which:

               (a) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (b) identifies any violations requiring significant remedial action during the past year and describes the remedial action taken;

               (c) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations;

               (d)  reports with respect to the  implementation  of this Code of
                    Ethics  through   orientation  and  training   programs  and
                    on-going reminders; and

               (e) certifies that the procedures set forth in this Code of Ethics were as reasonably necessary to prevent Covered Persons from violating the Code of Ethics.

                    (xi)    Maintaining  periodic  educational   conferences  to
                            explain and reinforce the terms of this Code of Ethics.

       9.     Required Records

              The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

              (a) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the most recent five (5) year period;

               (b) A record of any violation of any such Code of Ethics, and of any action taken as a result of such violation, within five
                    (5) years from the end of the fiscal year of OFI in which such violation occurred;

               (c) A copy of each report made by a Covered Person, as well as trade confirmations and account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of OFI in which such report is made or information is provided, the first two (2) years in an easily accessible place;

               (d)  A copy of each report made by the Administrator  within five
                    (5) years from the end of the fiscal year of OFI in which such report is made or issued, the first two (2) years in an easily accessible place;

               (e) A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been, required to make reports pursuant to the Rule and this Code of Ethics or who are or were responsible for reviewing these reports; and

              (f) A record of any decision, and the reasons supporting the decision, to permit an Investment Person to acquire a Private Placement security, for at least five (5) years after the end of the fiscal year in which permission was granted.

       10.    Amendments and Modifications

              This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of each of the Oppenheimer funds.

Dated as of: March 1, 2000

                           Adopted by the Board of the Quest/Rochester/
                           MidCap Oppenheimer funds, August 1, 2000



                           --------------------------
                           Andrew J. Donohue, Secretary


                           Adopted by the Board of the New York-based
                           Oppenheimer funds, June 15, 2000



                           /s/ Andrew J. Donohue

                           Andrew J. Donohue, Secretary


                           Adopted by the Board of the Denver-based
                           Oppenheimer funds, June 27, 2000



                           /s/ Andrew J. Donohue

                           Andrew J. Donohue, Secretary















APPENDICES - FORMS

       These forms are for reporting purposes under this Code of Ethics, are subject to change from time to time by the Administrator of this code of Ethics or his/her designee, and are neither incorporated into nor are part of this Code of Ethics.

I.       Acknowledgement of Receipt of Code of Ethics
II.      Initial Report and Annual Report of Personal Securities Holdings
III.     Pre-Clearance of Personal Securities Trades
IV.      Initial Public Offering Approval Request Form
V.       Private Placement Approval Request Form
VI.      Quarterly Report under the Code of Ethics
VII.     Annual Certification of Compliance with Code of Ethics


Legag\code_2000MarchFINAL#2

                             OppenheimerFunds, Inc.

                         CODE OF ETHICS ACKNOWLEDGEMENT

To:    Administrator of Code of Ethics

       I hereby certify to OppenheimerFunds, Inc. ("OFI") and the Oppenheimer funds that I have read and understand the Code of Ethics, I recognize that I am subject to the Code of Ethics, and I will act in accordance with the policies and procedures expressed in the Code of Ethics.

Date:______________________





                                 ---------------------------
                                 Signature

                                 ---------------------------
                                 Print Name

                             OppenheimerFunds, Inc.

           PERSONAL SECURITIES ACCOUNT AND HOLDINGS NOTIFICATION FORM

             (ATTACH COPIES OF STATEMENTS FOR ACCOUNTS LISTED BELOW)

--------------------------------- ---------------------------------- -----------------------------------
        EMPLOYEE NAME/EXT.                   DEPARTMENT/TITLE                   DIRECT SUPERVISOR
================================= ================================== ===================================
================================= ================================== ===================================

--------------------------------- ---------------------------------- -----------------------------------

--------------------------------- ---------------------------------- -----------------------------------
   NAME IN WHICH PERSONAL              BROKER/INSTITUTION'S NAME
   SECURITIES ACCOUNT IS HELD(1)          AND MAILING ADDRESS                  ACCOUNT NUMBER
================================== ================================== ==================================
================================== ================================== ==================================

---------------------------------- ---------------------------------- ----------------------------------
---------------------------------- ---------------------------------- ----------------------------------

---------------------------------- ---------------------------------- ----------------------------------
---------------------------------- ---------------------------------- ----------------------------------

---------------------------------- ---------------------------------- ----------------------------------
---------------------------------- ---------------------------------- ----------------------------------

---------------------------------- ---------------------------------- ----------------------------------
---------------------------------- ---------------------------------- ----------------------------------

---------------------------------- ---------------------------------- ----------------------------------

OTHER PERSONAL HOLDINGS(2)(NOT INCLUDED IN STATEMENTS FOR ACCOUNTS LISTED ABOVE)

--------------- ------------------ -------------------- -------------------------- ----------- ------------------ -----------------
                                                         Number of Shares, or

      Trade       Description      Type of Transaction      Principal Amount,         Unit             Total Cost   Name of Broker,
       Date       of Security                          Interest Rate & Maturity     Price            or Proceeds    Dealer or Bank
---------------- ----------------- -------------------- -------------------------- ----------- ------------------- ----------------
---------------- ----------------- -------------------- -------------------------- ----------- ------------------- ----------------

---------------- ----------------- -------------------- -------------------------- ----------- -------------------- ---------------
---------------- ----------------- -------------------- -------------------------- ----------- -------------------- ---------------

---------------- ----------------- -------------------- -------------------------- ----------- -------------------- ---------------
---------------- ----------------- -------------------- -------------------------- ----------- -------------------- ---------------

---------------- ----------------- -------------------- -------------------------- ----------- --------------------- --------------

    I CERTIFY THAT THE INFORMATION CONTAINED IN THIS STATEMENT IS ACCURATE AND THAT LISTED ABOVE ARE ALL PESONAL SECURITIES ACCOUNTS AND PERSONAL HOLDINGS IN WHICH I HAVE BENEFICIAL INTEREST OR OVER WHICH I EXERCISE INVESTMENT CONTROL.

    --------------------------                       ---------------------
    EMPLOYEE SIGNATURE                                 DATE OF HIRE

     (1)List your own securities account as well as those accounts in which you have a financial interest or over which you exercise investment control.

     (2)List your personal holdings not reflected in the attached account statements.

                             OppenheimerFunds, Inc.

                    Personal Securities Trading Authorization

                               PRE-CLEARANCE FORM

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
                                                        Buy                                                       Estimated

                           Security Identifier          Or                                                        Date/Time
  Name of Security       (CUSIP or ticker symbol)      Sell     Name of Broker      Brokerage Account #           Of Trade*
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------
---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

---------------------- ----------------------------- ---------- ---------------- --------------------------- --------------------

* Pre-clearance is effective for current business day and next business day only.


  Yes  No
                                                                                      Pre-clearance:    Granted |_|      Denied |_|
  |_| |_| Existing Trade on the trading desk?

  |_| |_|  If pre-clearance is requested by a portfolio manager:                      If pre-clearance if requested by a
                                                                                      portfolio manager and is granted, such
           o  was this security traded by a fund managed by this                      portfolio manager hereby
                portfolio manager within the prior seven days?                        acknowledges, by his/her signature below, that
                                                                                      neither he/she nor any
                                                                                      co-portfolio manager will, within the next
                                                                                      seven days, trade this security in any
                                                                                      fund which he/she/they manage(s).


If the answer to either is yes, pre-clearance is denied.

  Requested by:___________________________________________     _________________
                (Signature)                                    (Date)

                -------------------------------------------
                (Print Name)


  Authorization for
  Equity Securities:________________________________          _____________
                     Joy Milan                                  Date

Authorization for Fixed
Income Securities:      ------------------------------         ----------
                         Donna Hymes                             Date

                             OppenheimerFunds, Inc.

                    Initial Public Offering Approval Request

    Note: Investment persons, as defined in Oppenheimer Funds Code of Ethics, may not purchase any security in an Initial Public Offering

------------------------------                  --------------------------------
Name ( Please Print)                                  Department

1.       Name of issuer:--_____________________________________________________

2.       Type of security:  |_| Equity       |_| Fixed Income

3.       Planned date of
     transaction:______________________________________________________________

4.   Size of
     offering:_________________________________________________________________

5.   Number of shares to be
     purchased:________________________________________________________________

6. What firm is making this IPO available to you?_________________________________________________________________

7.   Do you do business with this firm in connection with your job duties?

     -----------------------------------------------

8. Do you believe this IPO is being made available to you in order to influence brokerage order flow for fund or client accounts?

         ----------------------------------------------------------------------

9. Have you in the past received IPO allocations from this firm? |_| Yes |_| No If "yes", please provide a list of all previously purchased IPO's

     ----------------------------------------------------

     -------------------------------------------------------------------------

     -------------------------------------------------------------------------

10.  To your knowledge, are other OppenheimerFunds personnel or clients
     involved?      |_| Yes      |_| No

     If "yes", please   describe

     ------------------------------------------------------------------------

     ------------------------------------------------------------------------

11. Describe how you  became aware of this investment opportunity:

     ---------------------------------------------------

     --------------------------------------------------------------------------

     --------------------------------------------------------------------------


I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval.

I represent (i) that I have read and understand the Oppenheimer Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto;
(ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

-----------------------------------------            --------------------------
                              Signature                     Date

Date Received by Legal Department: ____________________________________

Approved: __________________    Disapproved: _____________   Date:  ___________
           Name:                             Name
           Title:                            Title:

                             OppenheimerFunds, Inc.

                       Private Placement Approval Request

    (Attach a copy of the Private Placement Memorandum, Offering Memorandum
                        or any other relevant documents)

------------------------------                 --------------------------------
Name and Title   ( Please Print)                        Department

1.  Name of corporation, partnership or other entity (the "Organization")

     ------------------------------------------------

2.  Is the Organization:       |_| Public     |_| Private

3.  Type of security  or  fund:

     -----------------------------------------------------------------------

4. Nature of participation (e.g., Stockholder, General Partner, Limited Partner). Indicate all applicable:

     ------------------------------------------------------------------------

5.   Planned date of transaction:

     --------------------------------------------------------------------------

6.   Size of offering (if a fund, size of fund):

     -------------------------------------------------------------------------

7.   Size of your participation:

     -------------------------------------------------------------------------

8.   Would the investment carry limited or unlimited liability?

        |_| limited      |_| unlimited

9.   To  your knowledge, are other OppenheimerFunds personnel or clients
        involved?   |_|  Yes  |_|  No

     If  "yes", please describe:

     --------------------------------------------------------------------------

10.  Describe  the  business to be conducted by  the Organization:

     ------------------------------------------------------

     --------------------------------------------------------------------------

11.      If Organization is a fund:
         o Describe investment objectives of the fund (e.g., value, growth, core or specialty)

         ---------------------------------------------------------------------

12.      For portfolio managers:
         o Does a fund that you manage have an investment objective that would make this Private Placement an opportunity that should first be made available to a fund or client you manage money for?
         |_| Yes      |_| No

         If "yes", please describe which client or fund:

         -----------------------------------------------------------------

13.      Will you participate in any investment decisions?    |_| Yes    |_| No
         If "yes", please describe:

         ---------------------------------------------------------------------

14.      Describe how you become aware of this investment opportunity:

     --------------------------------------------------------------------------

I understand that approval, if granted, is based upon the information provided herein and I agree to observe any conditions imposed upon such approval. I will notify the Legal Department in writing if any aspect of the investment is proposed to be changed (e.g., investment focus, compensation, involvement in organization's management) and I hereby acknowledge that such changes may require further approvals, or divestiture of the investment by me.

I represent (i) that I have read and understand the Oppenehimer Funds Code of Ethics with respect to personal trading and recognize that I am subject thereto;
(ii) that the above trade is in compliance with the Code; (iii) that to the best of my knowledge the above trade does not represent a conflict of interest, or an appearance of a conflict of interest, with any client or fund; and (iv) that I have no knowledge of any pending client orders in this security. Furthermore, I acknowledge that no action should be taken by me to effect the trade(s) listed above until I have received formal approval.

-------------------------------------------             ----------------------
                      Signature                           Date

Date Received by Legal Department: ____________________________________

Approved: ___________________   Disapproved: ___________    Date: ------------
         Name:                               Name
         Title:                              Title:

                             OppenheimerFunds, Inc.

TO:        Administrator of the Code of Ethics          DATE:------------------
FROM:      ___________________________ (Print Name)     RE:  Quarterly Report

As a covered person under the Code of Ethics of OppenheimerFunds, Inc. I hereby confirm that, other than accounts and the transactions listed below, I have no other securities accounts and have not made any purchases or sales of securities covered by the Code during the quarter ended __________________ except (i) transactions through a brokerage account listed below for which copies of all confirmations and statements have been furnished to you, or (ii) transactions in shares of one or more of the Oppenheimer funds in an account identified as an OFI Employees Account in the Dealer section of the Account Statement.

I understand that the Code of Ethics covers all securities transactions for (i) my personal account; (ii) any account in which I have a beneficial interest;
(iii) any account maintained by a relative residing with me; and (iv) any account over which I have any discretionary powers of investment. All securities are covered except U.S. Treasury securities, money market instruments and non-Oppenheimer open-end mutual funds. I also understand inaccurate completion of this form may result in disciplinary sanctions.

All brokerage accounts subject to the Code of Ethics are described below. If there are no brokerage accounts subject to the Code of Ethics, write "none" below.

NOTE: YOU MUST COMPLETE ALL BROKERAGE ACCOUNT INFORMATION EVEN IF YOU HAVE PREVIOUSLY SUBMITTED THIS INFORMATION. AN INCOMPLETE REPORT WILL BE RETURNED TO YOU FOR PROPER COMPLETION.



--------------------------- --------------------- -----------------------------
  Firm Name / Address         Account Number          Name(s) In Which Account
                                                        Is Registered
--------------------------- --------------------- -----------------------------
--------------------------- --------------------- -----------------------------



--------------------------- --------------------- -----------------------------
--------------------------- --------------------- -----------------------------



--------------------------- --------------------- -----------------------------
--------------------------- --------------------- -----------------------------



--------------------------- --------------------- -----------------------------
--------------------------- --------------------- -----------------------------



--------------------------- --------------------- -----------------------------

Transactions: List only if done through a broker who has NOT forwarded copies of your account statements to the Code Administrator; or if done in any Oppenheimer funds account NOT identified as an OFI Employees Account. If there are no transactions to report, write "none" below.

---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------
                                                 Number of Shares,

  Trade           Description       Type of         or Principal        Unit         Total Cost             Name of Broker,
  Date            Of Security     Transaction     Amount, interest      Price        or Proceeds            Dealer or Bank
                                                  rate & maturity
---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------
---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------

---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------
---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------

---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------
---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------

---------------- --------------- --------------- ------------------- ------------ ------------------ ------------------------------

THIS REPORT IS TO BE COMPLETED, DATED, SIGNED AND RETURNED TO THE ADMINISTRATOR OR THE ADMINISTRATOR'S DESIGNEE ON OR BEFORE THE 10TH CALENDAR DAY AFTER QUARTER-END.

                                         -------------------------------------
                                                          Signature

                             OppenheimerFunds, Inc.

                                 CODE OF ETHICS

                              Annual Certification

TO:      Administrator of the Code of Ethics

RE:      Annual Certification of Compliance - Sections 5(h) and 5(i):

         In accordance with the requirements of Sections 5(h) and 5(i) of the Oppenheimer Funds Inc. Code of Ethics ("Code of Ethics") I hereby certify that:

          (1) I have read and understand the Code of Ethics and I recognize that I am subject to it;

         (2)   I have complied with the requirements of the Code of Ethics; and

         (3) I have disclosed or reported all personal securities transactions and holdings as required under the Code of Ethics.

By:      _______________________________
         Signature


         -------------------------------
         Print Name

Date:    _______________________________